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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Michael Anthony Jewelers, Inc.
Mount Vernon, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 6, 2001, relating to the consolidated financial statements and schedule of Michael Anthony Jewelers, Inc. appearing in the Company's Annual Report in the Form 10-K for the year ended January 27, 2001.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO Seidman, LLP
New York, New York
February 15, 2002




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